EXHIBIT 99.1

ION MEDIA NETWORKS, INC.
CAPITAL RESTRUCTURING PROPOSAL

PRESENTED BY THE AD HOC COMMITTEE OF HOLDERS OF
THE 9 3/4% SERIES A CONVERTIBLE PREFERRED STOCK OF
ION MEDIA NETWORKS, INC.

To: The Board of Directors

Ion Media Networks, Inc.

Contrarian Capital Management, Litespeed Master Fund, Ltd. and Ore Hill Hub Fund Ltd., individually or through their affiliates, are holders of shares of 9 3/4% Series A Convertible Preferred Stock of Ion Media Networks, Inc., and have formed an Ad Hoc Committee of Holders of this stock. Collectively, the members of the Ad Hoc Committee have approximately $8 billion under management.

The Committee is proposing a capital restructuring for Ion Media with these principal objectives:

•	A near term opportunity for existing common equity holders to cash out at a premium to current market, on the same terms as the Citadel/NBCU proposal.

•	A near term injection of new liquidity into the Company by a well capitalized and committed investment group, with flexibility for additional but prudent leverage as needed to accommodate the Company’s operating goals.

•	Modification to the existing capital structure that—

•	upon expiration of the NBCU call option, will not require the consent of NBCU; and

•	respects the respective rankings of the various series of preferred stock.

•	A balance sheet without financial stress that will allow the Company to pursue, over the course of the next several years, an operating plan that will bring value to all constituencies.

•	Preservation of the existing rights of the various series of preferred stock, but with meaningful remedies, commensurate with ranking, where today they are lacking.

•	Allotment of voting rights in accordance with the financial stake and expectancy of the various classes and series of equity, consistent with applicable law.

•	A fair and proportionate opportunity for existing stockholders to participate in a rights offering to raise capital necessary for the repurchase of the class A common stock and the infusion of additional liquidity for general corporate purposes.

•	Absence of coercion.

The restructuring proposal is outlined in the accompanying term sheet. The proposal does not constitute a binding offer, is presented with the expectation of an opportunity for diligence and good faith discussions with the Company and representatives of other affected constituencies, will require the negotiation and execution of definitive documentation to embody enforceable agreements among the parties and is subject to compliance with applicable law, including in particular the rules and regulations of the FCC.

We believe that our proposal can be rapidly implemented, and we would welcome the opportunity to commence discussions immediately with members of the Company’s special committee, its executives or the full Board. Please contact Ethan Schwartz of Contrarian Capital Management at 203-862-8272; Jamie Zimmerman of Litespeed Management at 212-808-7422; or Sumit Choudhury of Ore Hill Partners at 212-389-2348.

We look forward to your prompt and favorable response.

AD HOC COMMITTEE OF HOLDERS OF
THE 9 3/4% SERIES A CONVERTIBLE PREFERRED STOCK
OF ION MEDIA NETWORKS, INC.

May 1, 2007 (revised)

Ad Hoc Committee Of Holders Of
The 9 3/4% Series A Convertible Preferred Stock
Of Ion Media Networks, Inc.
May 1, 2007

RECAPITALIZATION TERM SHEET

Term	Description

Structure	The recapitalization will be accomplished through non-coercive offers of tender or exchange, to the extent that securities are proposed to be substituted or replaced.

Treatment of Securities

Generally	Term Loans and Senior Secured Floating Rate Notes:

To remain outstanding with no change, with change-of-control provisions to be addressed either consensually or through refinancing.

14 1/4% Preferred Stock:

An offer to exchange for each $10,000 in accreted value of the 14 1/4% Preferred Stock one share of 12 1/4% Senior Preferred Stock (described on Schedule A).

If all holders of 14 1/4% Preferred Stock participate in the exchange, the holders will receive an estimated total of $664 million in value of 12 1/4% Senior Preferred Stock, assuming a closing at June 30, 2007.

9 3/4% Preferred Stock:

An offer to exchange for each $10,000 in accreted value of 9 3/4% Preferred Stock (a) 0.78 of a share of 12 1/4% Senior Preferred Stock, and (b) 0.22 of a share of 12 1/4% Junior Preferred Stock (described on Schedule B).

If all holders of 9 3/4% Preferred Stock participate in the exchange, the holders will receive an estimated total of $140 million in value of 12 1/4% Senior Preferred Stock, and $39 million in value of 12 1/4% Junior Preferred Stock, assuming a closing at June 30, 2007.

11% Preferred Stock:

To remain outstanding with no change.

Class A Common Stock:

An offer to purchase for cash Class A common stock, at an offer price equal to higher of (i) $1.45 and (ii) the price provided under the Amended and Restated Stockholder Agreement among the Company, the Paxson interests and NBCU.

Rights Offering	Holders of the 14 1/4% Preferred Stock and the 9 3/4% Preferred Stock will have the pro rata right to subscribe for an aggregate of an additional (i) $100 million in value of 12 1/4% Senior Preferred Stock, and (ii) $75 million principal amount of 12 1/4%

Senior Subordinated Notes (described on Schedule C). The rights offering will be back-stopped by certain holders of the 14 1/4% Preferred Stock and 9 3/4% Preferred

Stock.

Conditions	The recapitalization will be conditioned upon—

• receipt of all necessary regulatory approvals;

•	satisfactory arrangements with respect to the change-of- control provisions of the term loans and senior secured floating rate notes.

•	requisite waivers under the term loans and senior secured floating rate notes for issuance of the 12 1/4% Senior Subordinated Notes.

•	expiration without exercise of the option under the Call Agreement between the Paxson interests and NBCU.

•	the retirement of all Class B common stock;

•	exit consents from a majority of the holders of each of the 9 3/4% Preferred Stock and the 14 1/4% Preferred Stock approving the issuance of the 12 1/4% Senior Preferred Stock;

•	if desired (but not required), exit consents from a majority of the holders of each of the 14 1/4% Preferred Stock, the 9 3/4% Preferred Stock and the Class A Common Stock approving the necessary amendments to the 14 1/4% Preferred Stock and 9 3/4% Preferred Stock, limiting each such series to two directors for all defaults in existence immediately following the recapitalization.

Management Participation	To be discussed.

Public Company Registration	To be discussed, depending on the response to the Class A common stock tender offer.

Board of Directors	To be reconstituted upon closing of the offers, subject to the right of any series of preferred stock to class representation on the board.

Fees and Expenses	Customary reimbursement.

Schedule A

TERM SHEET FOR 12 1/4% SENIOR PREFERRED STOCK

Term	Description

Denomination	12 1/4% Senior Mandatorily Redeemable Convertible Preferred Stock, liquidation value $10,000 per share

Ranking	Pari passu with the 14 1/4% Preferred Stock

Mandatory Redemption	June 2010

Dividends	Cash pay at the rate of 12 1/4% per annum or, at the election of the Company, PIK at the rate of 14 1/4% per annum.

Conversion Price	Same as tender offer price for the common stock in the recapitalization, subject to customary anti-dilution protections.

Voting Rights	General:

With the common stock as a single class on an “as converted basis” (including for election of directors).

Class Vote:

Merger, sale of substantially all assets and similar business combination transactions.

Covenants	Anti-layering, restricted payments, affiliate transactions, debt incurrence, change of control.

Remedies	Contract remedies for breach and default, subject where appropriate to prescribed cure periods.

Amendment and Waiver	By vote of a majority of the outstanding shares of the 12 1/4% Senior Preferred Stock, without the vote of any other class or series.

Schedule B

TERM SHEET FOR 12 1/4% JUNIOR PREFERRED STOCK

Term	Description

Denomination	12 1/4% Junior Mandatorily Redeemable Convertible Preferred Stock, liquidation value $10,000 per share

Ranking	Pari passu with the 9 3/4% Preferred Stock

Mandatory Redemption	June 2010

Dividends	Cash pay at the rate of 12 1/4% per annum or, at the election of the Company, PIK at the rate of 14 1/4% per annum.

Conversion Price	Same as tender offer price for the common stock in the recapitalization, subject to customary anti-dilution protections.

Voting Rights	General:

With the common stock as a single class on an “as converted basis” (including for election of directors).

Class Vote:

Merger, sale of substantially all assets and similar business combination transactions.

Covenants	Anti-layering, restricted payments, affiliate transactions, debt incurrence, change of control.

Remedies	Contract remedies for breach and default, subject where appropriate to prescribed cure periods and priority of 12 1/4% Senior Preferred Stock.

Amendment and Waiver	By vote of a majority of the outstanding shares of the 12 1/4% Junior Preferred Stock, without the vote of any other class or series.

Schedule C

TERM SHEET FOR 12 1/4% SENIOR SUBORDINATED NOTES

Term	Description

Denomination	12 1/4% Senior Subordinated Notes

Amount	$75 million

Ranking	Junior to the term loans and senior secured floating rate notes and any refinancing thereof

Maturity	June 2010. No call prior to maturity.

Interest	Cash pay at the simple interest rate of 12 1/4% per annum or, at the election of the Company, PIK at the rate of 14 1/4% per annum.

Conversion	None

Covenants	Minimum cash-flow and fixed-charge coverage, anti-layering, restricted payments, affiliate transactions, debt incurrence, change of control and other customary covenants.

Registration Rights	To be determined